As filed with the Securities and Exchange Commission on October 1, 2009
Registration No. 333-140474

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRONTIER AIRLINES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-4191157
(State of other jurisdiction of incorporation or organization)		(I.R.S. Employee Identification Number)
________________________
7001 Tower Road Denver, Colorado 80249 (720) 374-4200
(Address of principal executive offices)
Employee Stock Ownership Plan (Full title of plan) Edward M. Christie, III Senior Vice President and Chief Financial Officer 7001 Tower Road Denver, Colorado 80249 (720) 374-4200
(Name and address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copy to:
Julia K. Cowles Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale of the securities to the public:  Not applicable.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, as amended (No. 333-140474) (the “Registration Statement”), which became effective on February 6, 2007, pertaining to the registration of 1,600,000 shares of the common stock of Frontier Airlines Holdings, Inc. (the “Company”) issuable under the Company’s Employee Stock Ownership Plan, is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold shares of common stock of the Company, the sale of which was registered under the Registration Statement, as of the effective date of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 1, 2009.

FRONTIER AIRLINES HOLDINGS, INC.

By	/s/ Sean E. Menke
	Name:	Sean E. Menke
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Menke
Sean E. Menke	President, Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2009

/s/ Edward M. Christie, III
Edward M. Christie, III	Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2009

/s/ D. Dale Browning
D. Dale Browning	Director	October 1, 2009

/s/ Rita M. Cuddihy
Rita M. Cuddihy	Director	October 1, 2009

Paul S. Dempsey	Director	October 1, 2009

/s/ Patricia A. Engels
Patricia A. Engels	Director	October 1, 2009

/s/ B. LaRae Orullian
B. LaRae Orullian	Director	October 1, 2009

Signature	Title	Date

/s/ Jeff S. Potter
Jeff S. Potter	Director	October 1, 2009

/s/ Robert D. Taylor
Robert D. Taylor	Director	October 1, 2009
/s/ James B. Upchurch
James B. Upchurch	Director	October 1, 2009